Exhibit 99.8

Election Form Number:

Number of Shares of Common Stock Attributable to Plan Account on Record Date:

Number of Rights Represented by this Election Form:

Maximum Number of Shares of Common Stock You May Subscribe For Pursuant to the Basic Subscription Right:

Maximum Number of Shares of Common Stock You May Subscribe For Pursuant to the Over- Subscription Privilege (subject to availability):

THE DOCUMENTS CONTAINED HEREIN CONSTITUTE PART OF A PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED ON FORM S-8 UNDER
THE SECURITIES ACT OF 1933.

GUARANTY FINANCIAL GROUP INC. SAVINGS AND RETIREMENT PLAN
PLAN PARTICIPANT ELECTION FORM

Guaranty Financial Group Inc. (the “Company”) is conducting a rights offering whereby the Company is distributing non-transferable rights (the “Subscription Rights”) to the holders of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at 5:00 p.m., New York City time, on June 2, 2008 (the “Record Date”). Each Recordholder will receive one Subscription Right for each whole share of Common Stock at 5:00 p.m., New York City time, on the Record Date. Each Subscription Right entitles the holder of the Subscription Right to subscribe for and purchase [          ] shares of Common Stock (the “Basic Subscription Right”) at the initial subscription price of $[          ] per share (the “Initial Subscription Price”). Each holder of Subscription Rights who exercises the Basic Subscription Right in full will be eligible to an over-subscription privilege (the “Over-Subscription Privilege”) to subscribe for a portion of any shares of Common Stock that are not purchased by the Recordholders through the exercise of their Basic Subscription Rights (the “Unsubscribed Shares”), subject to availability and the limitations described in the Prospectus, dated June 2, 2008 (the “Prospectus”).

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, D.F. KING & CO., INC. BY CALLING (800) 290-6426 (TOLL-FREE) OR (212) 269-5550 (COLLECT).

This will instruct Vanguard Fiduciary Trust Company, the trustee of the Guaranty Financial Group Inc. Savings and Retirement Plan (the “Plan”), regarding the exercise of Rights to purchase shares of the Company’s Common Stock distributed with respect to the shares of the Company’s Common Stock attributable to the Plan for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and accompanying information. Alternatively, you may instruct the Trustee to exercise your rights by submitting your Plan Participant Election Form via the Internet by following the enclosed instructions.

If no instructions are received from you by the time and date indicated below, NO Rights will be exercised by the Trustee on your behalf. The assets to purchase these shares will be deducted proportionately from the investments in your Plan account excluding the Guaranty Stock Fund. If there are insufficient assets in your Plan account on June  , 2008 to exercise the number of Rights indicated on this Form, NO Rights will be exercised by the Trustee on your behalf.

The undersigned acknowledge(s) receipt of Guaranty Financial Group Inc.’s letter and the enclosed materials referred to therein relating to the offering of shares of Common Stock of the Company.

Basic Subscription Rights

☐  Exercise only a portion of my Basic Subscription Rights as indicated to purchase         Shares of Common Stock (The Maximum Number of shares of Common Stock you may subscribe for pursuant to the Basic Subscription Right is noted at the top of this Form.) I understand by only exercising a portion of my Basic Subscription Rights I will not be eligible to participate in the Over-Subscription Privilege.

☐  Exercise ALL of my Basic Subscription Rights to purchase the Maximum Number of Shares of Common Stock I may subscribe for pursuant to the Basic Subscription Right (as noted at the top of this Form.)

Over-Subscription Privilege

☐  I elect to participate in the Over-Subscription Privilege for only a portion of the shares of Common Stock that I may subscribe for under the Over-Subscription Privilege. I subscribe to purchase         Shares of Common Stock through the Over-Subscription Privilege (The Maximum Number of shares of Common Stock you may subscribe for pursuant to the Over-Subscription is noted at the top of this Form.)

☐  I elect to participate in the Over-Subscription Privilege and subscribe to purchase the Maximum Number of shares of Common Stock (subject to availability) that I may subscribe for pursuant to the Over-Subscription Privilege (as noted on the top of this Form.)

X

Signature of Plan Participant	Date

THIS FORM MUST BE RECEIVED (OR YOUR ELECTION MUST BE SUBMITTED AND ACCEPTED VIA THE INTERNET IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS), NOT JUST POSTMARKED, BY THE TRUSTEE’S TABULATION AGENT, COMPUTERSHARE, BY 5:00 P.M. NEW YORK CITY TIME ON JUNE [  ], 2008, AT THE FOLLOWING ADDRESS:

By Mail:	By Overnight Delivery:
Vanguard Fiduciary Trust Company	Vanguard Fiduciary Trust Company
c/o Computershare Trust Company, N.A.	c/o Computershare Trust Company, N.A.
Attn: Corporate Actions	Attn: Corporate Actions
P.O. Box 859208	161 Bay State Drive
Braintree, MA 02185-9208	Braintree, MA 02184